UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2012

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On October 24, 2012, Symmetricom, Inc. (the “Company”) issued a press release, which sets forth certain preliminary financial results for the quarter ended September 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05.   Costs Associated with Exit or Disposal Activities.

On October 22, 2012, the Company committed to closing its research and development operation in Beijing, China. After evaluating the Beijing R&D operation against current and future needs, the Company decided to consolidate its engineering resources into its existing U.S. facilities, placing test engineering and development engineering positions in closer geographic proximity. The Company is therefore closing its Beijing R&D operation, eliminating approximately 35 positions in China, primarily system test engineering positions. The closure and transition is expected to be completed in the second half of fiscal 2013. After relocating a certain number of these positions to the U.S., the Company expects to incur restructuring and other transition related costs of approximately $3.0 million over the next few quarters, and once completed, anticipates the transition to be cost neutral. Total restructuring and other transition charges are expected to include severance and employee termination benefits of approximately $0.6 million, facility lease termination costs of approximately $0.4 million, legal fees and other intellectual property related costs of approximately $1.2 million, equipment write-off and re-location costs of approximately $0.3 million and travel and other position re-location costs of approximately $0.5 million. Total cash expenditures associated with the closure are expected to be approximately $2.8 million.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 24, 2012

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning the timing of events related to the Company’s closure of its China based R&D operation and expectations regarding charges and total cash expenditures associated with the closure. The statements in this Current Report on Form 8-K are made as of the date of this filing, even if subsequently made available by the Company on its website or otherwise. The Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, whether as a result of any change in its expectations, a change in any events, conditions or circumstances on which a forward-looking statement is based, or otherwise. The Company’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results estimated in or suggested by such forward-looking statements include, but are not limited to, the risk that the costs associated with the closure of the Company’s China based R&D operation exceeds current estimates or that the Company is unable to recognize anticipated cost savings associated with the closure, risks and uncertainties in general economic conditions in the markets the Company addresses and the telecommunications and government markets in general, and the other risks and uncertainties set forth from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended July 1, 2012 and subsequent Forms 10-Q and 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2012	SYMMETRICOM, INC.

	By:	/s/ Justin Spencer
	Name:	Justin Spencer
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 24, 2012